EXHIBIT 21

SUBSIDIARIES OF UMB FINANCIAL CORPORATION

December 31, 2004

Name of Entity	Organization	Incorporation or Jurisdiction of
A. Registrant and Parent Company

UMB Financial Corporation		Missouri

B. Subsidiaries of Registrant

1. UMB Bank Warsaw United States
UMB Financial Corporation owns 100%

a. Warsaw Financial Corp.		Missouri
UMB Bank Warsaw owns 100%

2. UMB National Bank of America		United States
UMB Financial Corporation owns 100%

3. UMB Bank Colorado		United States
UMB Financial Corporation owns 100%

4. UMB Bank, n.a.		United States
UMB Financial Corporation owns 100%

a. Kansas City Financial		Kansas
UMB Bank, n.a. owns 100%

b. UMB Bank & Trust, n.a.		Missouri
UMB Bank, n.a. owns 100%

c. UMB Capital Corp.		Missouri
UMB Bank, n.a. owns 100%

d. Scout Investment Advisors, Inc.		Missouri
UMB Bank, n.a. owns 100%

e. UMB Redevelopment Corp.		Missouri
UMB Bank, n.a. owns 100%

f. UMB Banc Leasing Corp.	Missouri
UMB Bank, n.a. owns 100%

g. UMB Trust Company of South Dakota	South Dakota
UMB Bank, n.a. owns 100%

h. UMB Scout Brokerage Service, Inc.	Missouri
UMB Bank, n.a. owns 100%

i. UMB Scout Insurance Services, Inc.	Missouri
UMB Bank, n.a. owns 100%

j. Kansas City Realty Company	Kansas
UMB Bank, n.a. owns 100%

1) UMB Realty Company, LLC	Delaware
Kansas City Realty Company owns 100%

5. United Missouri Insurance Co.	Arizona
UMB Financial Corporation owns 100%

6. UMB CDC	Missouri
UMB Financial Corporation owns 100%

7. UMB Consulting Services, LLC	Missouri
UMB Financial Corporation owns 100%

8. UMB Fund Services, Inc.	Wisconsin
UMB Financial Corporation owns 100%

a. UMB Distribution Services, LLC	Wisconsin
UMB Financial Services, Inc. owns 100%

b. Grand Avenue Distribution Services, LLC	Wisconsin
UMB Financial Services, Inc. owns 100%